Highbury Financial Inc.
(a company in the development stage)

Balance Sheets

	February 3, 2006	January 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash	$1,102,347	$1,300,109
Cash in Trust Fund	43,289,567	37,542,667
Prepaid expenses	147,936	148,869
Total assets	$44,539,850	$38,991,645

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,677	$261,637
Deferred underwriting fees	673,333	673,333
Total current liabilities	733,011	934,970

Common stock, subject to possible conversion, 1,548,666
and 1,346,666 shares, respectively, at conversion value	8,657,910	7,508,530

Stockholders' equity:
Preferred stock, $.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,635,000 and 8,625,000
shares, respectively (which includes 1,548,666 and
1,346,666, respectively, subject to possible conversion)	964	863
Additional paid-in capital	35,155,086	30,552,667
Deficit accumulated during the development stage	(7,121)	(5,385)
Total stockholders' equity	35,148,929	30,548,145
Total liabilities and stockholders' equity	$44,539,850	$38,991,645